August 9, 2022
Blade Air Mobility Reports Financial Results for the Second Quarter Ended June 30, 2022

•Second quarter ended June 30, 2022 revenue up 175% versus the prior year period to $35.6 million; six month period ended June 30, 2022 revenue up 180% versus the prior year period to $62.3 million
•Short Distance revenue up 89% in Q2 2022 versus the prior year period, reflecting strong demand, higher pricing across our route network and the Helijet transaction
•MediMobility Organ Transport revenue up 36% sequentially in Q2 2022 versus Q1 2022, driven by new clients and robust growth with existing accounts; up 1,013% versus the prior year period, driven by our acquisition of Trinity Air Medical, Inc ("Trinity")
•Flight Margin improved sequentially to 14.3% in Q2 2022 versus 11.0% in Q1 2022, driven by Helijet's return to profitability and improved utilization across our route network
•Blade's three Europe acquisitions expected to close in late Summer 2022

NEW YORK — (8/9/2022) — Blade Air Mobility, Inc. (Nasdaq: BLDE, “Blade” or the “Company”), a technology-powered air mobility platform, today announced financial results for the second quarter ended June 30, 2022.
"Blade delivered record revenue and Flight Profit this quarter, with strong growth across all business lines," said Rob Wiesenthal, Blade’s Chief Executive Officer. "We have seen continued strength in our consumer-facing businesses with revenue and average seat prices for both the second quarter and third quarter to-date well ahead of our 2019 and 2021 levels. Given unwavering demand from our fliers coupled with continued strong sequential growth in our MediMobility Organ Transport business, Blade has proven it is well positioned to thrive in this uncertain macroeconomic environment."
"Our strong financial performance is a testament to our success in leveraging the Blade platform across the diverse portfolio of businesses that we have built and acquired since our inception," said Will Heyburn, Blade’s Chief Financial Officer. "By deploying our brand, aircraft operator network, and technology-enabled logistics and customer service, we have significantly accelerated growth, including in our MediMobility Organ Transport business, which experienced 139% pro forma organic growth compared to the prior year period."
"We look forward to closing our acquisitions in Europe, where our roll-up of the commercial activities of three prominent urban air mobility operators will fortify Blade’s leadership in the region,” said Melissa Tomkiel, Blade's President. "Our urban air mobility alliance with JetBlue has now been launched, providing preferred pricing and other benefits for seamless air transport between Manhattan and New York area airports for the TrueBlue loyalty program membership base.”
Second Quarter Ended June 30, 2022 Financial Highlights
▪Total revenue increased 175% to $35.6 million in the current quarter versus $13.0 million in the prior year period. On a pro forma basis, assuming Blade had owned both Trinity and Helijet International Inc's ("Helijet") scheduled passenger routes in the prior year period, revenue for the second quarter ended June 30, 2022 would have been up 87%

▪Flight Margin of 14.3% improved sequentially versus Q1 2022, as expected, but decreased versus 23.0% in the prior year period, driven primarily by the significant revenue mix shift towards MediMobility Organ Transport and re-launch of Blade Airport service, which remained below breakeven during the ramp-up period this quarter as expected
▪Short Distance revenue increased 89% to $11.0 million in the current quarter versus $5.8 million in the prior year period. Growth was driven by our acquisition of Helijet's passenger routes in Vancouver, the resumption of our Blade Airport service, growth in short distance charter, and higher pricing across our network
▪MediMobility Organ Transport revenue increased 1,013% to $17.2 million in the current quarter versus $1.6 million in the prior year period, driven by Blade's acquisition of Trinity in September 2021. On a pro forma basis, assuming Blade had owned Trinity in the prior year period, revenue growth in MediMobility Organ Transport would have been 139% versus the prior year period, driven by a combination of new hospital clients and continued growth with existing accounts
▪Jet and Other revenue increased 32% to $7.4 million in the current quarter versus $5.6 million in the prior year period driven primarily by an increase in the average price per trip, and stronger demand for our seasonal BladeOne jet service between New York and South Florida
▪Net income increased to $8.4 million in the current quarter versus a net loss of $24.3 million in the prior year period, driven primarily by increased revenue and a favorable change in the fair value of warrant liabilities of $19.3 million (compared to an unfavorable change of $14.9 million and $1.7 million of recapitalization costs attributable to warrant liabilities in the prior year period), partially offset by a $2.3 million increase in General & Administrative costs
▪Adjusted EBITDA decreased to $(6.1) million in the current quarter from $(2.6) million in the prior year period. The decrease versus the prior year period is primarily attributable to additional corporate and recurring expenses related to Blade’s growth and status as a public company, partially offset by increased Flight Profit
Business Highlights and Recent Updates
▪Blade's MediMobility Organ Transport division, which is the largest dedicated air transporter of human organs for transplant in the United States, continues to grow its client base and is now serving a total of 59 transplant centers and organ procurement organizations
▪Blade Airport, offering service between Manhattan and both JFK and Newark Airports, has continued to show sequential improvements, with its current passenger run-rate well ahead of pre-pandemic levels, while the introduction of dynamic pricing has driven further revenue growth. Further capacity expansions and the opening of an exclusive Blade terminal at Newark Airport are expected to drive growth in Q3
▪Blade's partnership with JetBlue launched on June 23, 2022. Under the partnership, JetBlue will purchase four Blade Airport transfers per year for its top-tier Mosaic+ loyalty program members, while all TrueBlue members will receive first-time flier pricing benefits from Blade
▪On May 19, 2022, Blade announced an agreement to acquire the asset-light commercial passenger transport activities of three urban air mobility operators in Europe, which generated an aggregate of approximately €30 million in revenue while servicing approximately 125,000 fliers in 2019, prior to the impact of COVID-19. The transaction is expected to close in late Summer 2022 while Blade has already seen success offering seats during key events, including the Monaco Grand Prix and Cannes Film Festival, on a resale basis prior to close

Conference Call
The Company will conduct a conference call starting at 8:00 a.m. ET on Tuesday, August 9, 2022 to review the results for the second quarter ended June 30, 2022.

Participants may access the call at 1-855-656-0926, international callers may use 1-412-317-5254, and request to join the Blade Urban Air Mobility earnings call. A live webcast will also be available by visiting the Investor Relations section of the Company’s website at https://ir.blade.com/news-events.

A telephonic replay will be available shortly after the conclusion of the call and until August 23, 2022. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 10169364. An archived replay of the call will also be available on the Investors Relations section of the Company’s website at https://ir.blade.com/.

Use of Non-GAAP Financial Information

Adjusted EBITDA - To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Blade reports Adjusted EBITDA, which is a non-GAAP financial measure. This measure excludes non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations (as shown in the table below).
Flight Profit and Flight Margin - Blade defines Flight Profit as revenue less cost of revenue. Blade defines Flight Margin for a period as Flight Profit for the period divided by revenue for the same period.
Pro forma revenue - Blade uses pro forma financial information which include revenue from acquisitions as if they had been acquired in the commensurate period of the prior year. Pro forma change in revenue is calculated as the difference between the current reported revenue and the comparative period pro forma revenue. Management believes that discussing pro forma revenue contributes to the understanding of Blade's performance and trends, because it allows for meaningful comparisons of the current year period to that of prior years.

Blade believes that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA, Flight Profit and Pro forma revenue have been reconciled to the nearest GAAP measure in the tables within this press release.

Financial Results

BLADE AIR MOBILITY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	2020	2022	2021	2020
Revenue	$35,633	$12,951	$3,438	$62,263	$22,224	$9,892

Operating expenses
Cost of revenue(1)	30,522	9,976	2,814	54,229	17,773	8,686
Software development(1)	1,062	323	273	1,897	612	592
General and administrative(1)	12,144	9,808	1,546	26,122	14,633	4,402
Selling and marketing(1)	1,638	615	281	3,438	1,202	1,036
Total operating expenses	45,366	20,722	4,914	85,686	34,220	14,716

Loss from operations	(9,733)	(7,771)	(1,476)	(23,423)	(11,996)	(4,824)

Other non-operating income (expense)
Change in fair value of warrant liabilities	19,266	(14,913)	—	21,816	(14,913)	—
Realized loss from sales of short term investments	(1,576)	—	—	(1,712)	—	—
Recapitalization costs attributable to warrant liabilities	—	(1,742)	—	—	(1,742)	—
Interest income, net	455	140	151	719	144	90
Other non-operating income (expense)	18,145	(16,515)	151	20,823	(16,511)	90

Net income (loss)	$8,412	$(24,286)	$(1,325)	$(2,600)	$(28,507)	$(4,734)
__________
(1) Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF REVENUE LESS COST OF REVENUE TO FLIGHT PROFIT
(in thousands except percentages, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	2020	2022	2021	2020
Revenue	$35,633	$12,951	$3,438	$62,263	$22,224	$9,892
Cost of revenue(1)	30,522	9,976	2,814	54,229	17,773	8,686
Flight Profit	$5,111	$2,975	$624	$8,034	$4,451	$1,206
Flight Margin	14%	23%	18%	13%	20%	12%
__________
(1) Cost of revenue consists of flight costs paid to operators of aircraft and cars, landing fees and internal costs incurred in generating ground transportation revenue using the Company's owned cars. Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(in thousands, unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021	2020	2022	2021	2020
Net income (loss)	$8,412		$(24,286)	$(1,325)	$(2,600)	$(28,507)	$(4,734)

Stock-based compensation	1,844		2,518	90	3,942	4,422	177
Depreciation and amortization	1,155		140	133	2,300	266	264
Interest income, net	(455)		(140)	(151)	(719)	(144)	(90)
Change in fair value of warrant liabilities	(19,266)		14,913	—	(21,816)	14,913	—
Realized loss from sales of short term investments	1,576		—	—	1,712	—	—
Recapitalization costs attributable to warrant liabilities	—		1,742	—	—	1,742	—
Consulting costs related to initial public listing	—		2,038	—	—	2,038	—
Offering documents expenses	—		324	—	—	324	—
Recruiting fees related to initial public listing	—	—	98	—	—	98	—
M&A transaction costs	451		80	—	1,424	80	—
One-time legal and regulatory advocacy fees	164		—	—	1,911	—	—
Adjusted EBITDA	$(6,119)		$(2,573)	$(1,253)	$(13,846)	$(4,768)	$(4,383)

BLADE AIR MOBILITY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data, unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$186,556	$2,595
Restricted cash	1,690	630
Accounts receivable	9,672	5,548
Short-term investments (cost: June 30, 2022 - $70,308; December 31, 2021 - $280,263)	69,607	279,374
Prepaid expenses and other current assets	10,700	6,798
Total current assets	278,225	294,945

Non-current assets:
Property and equipment, net	2,304	2,045
Investment in joint venture	200	200
Intangible assets, net	22,743	24,421
Goodwill	13,328	13,328
Operating right-of-use asset	6,003	713
Other non-current assets	1,384	232
Total assets	$324,187	$335,884

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$7,648	$6,369
Deferred revenue	8,500	5,976
Operating lease liability, current	2,364	438
Total current liabilities	18,512	12,783

Non-current liabilities:
Warrant liability	9,492	31,308
Operating lease liability, long-term	3,748	278
Deferred tax liability	144	144
Total liabilities	31,896	44,513

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized at June 30, 2022 and December 31, 2021. No shares issued and outstanding at June 30, 2022 and December 31, 2021.	—	—
Common stock, $0.0001 par value; 400,000,000 authorized; 71,397,326 and 70,667,381 shares issued at June 30, 2022 and December 31, 2021, respectively.	7	7
Additional paid in capital	371,690	368,680
Accumulated other comprehensive loss	(388)	(898)
Accumulated deficit	(79,018)	(76,418)
Total stockholders' equity	292,291	291,371

Total Liabilities and Stockholders' Equity	$324,187	$335,884

BLADE AIR MOBILITY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	2020	2022	2021	2020
Cash Flows From Operating Activities:
Net income (loss)	$8,412	$(24,286)	$(1,325)	$(2,600)	$(28,507)	$(4,734)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Depreciation and amortization	1,155	140	133	2,300	266	264
Stock-based compensation	1,844	2,518	90	3,942	4,422	177
Change in fair value of warrant liabilities	(19,266)	14,913	—	(21,816)	14,913	—
Realized loss from sales of short term investments	1,576	—	—	1,712	—	—
Unrealized foreign exchange gain / losses	—	—	—	(5)	—	—
Recapitalization costs attributable to warrant liabilities	—	1,742	—	—	1,742	—
Loss on disposal of property and equipment	65	—	—	65	—	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(2,197)	(4,917)	226	(3,902)	(5,745)	34
Accounts receivable	(3,659)	(640)	(70)	(4,124)	(167)	(240)
Other non-current assets	(504)	(106)	(70)	(1,152)	(32)	(12)
Operating right-of-use assets/lease liabilities	105	20	2	106	18	7
Accounts payable and accrued expenses	(1,361)	547	(89)	1,275	2,419	(915)
Deferred revenue	2,220	851	532	2,524	848	74
Net cash used in operating activities	(11,610)	(9,218)	(571)	(21,675)	(9,823)	(5,345)

Cash Flows From Investing Activities:
Purchase of property and equipment	(189)	(144)	(13)	(626)	(197)	(23)
Purchase of short-term investments	(188)	(303,163)	—	(453)	(303,163)	—
Proceeds from sales of short-term investments	197,001	—	—	208,700	—	—
Net cash provided by / (used in) investing activities	196,624	(303,307)	(13)	207,621	(303,360)	(23)

Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	58	5	—	79	22	—
Taxes paid related to net share settlement of equity awards	(1,006)	—	—	(1,011)	—	—
Proceeds from note payable	—	—	1,165	—	—	1,165
Repayment of note payable	—	(1,165)	—	—	(1,165)	—
Proceeds from recapitalization of EIC, net of issuance costs	—	216,758	—	—	214,988	—
Proceeds from sale of common stock in PIPE, net of issuance costs	—	119,634	—	—	119,634	—
Net cash (used in) / provided by financing activities	(948)	335,232	1,165	(932)	333,479	1,165

Effect of foreign exchange rate changes on cash balances	4	—	—	7	—	—
Net increase (decrease) in cash and cash equivalents and restricted cash	184,070	22,707	581	185,021	20,296	(4,203)
Cash and cash equivalents and restricted cash - beginning	4,176	7,926	12,584	3,225	10,337	17,368
Cash and cash equivalents and restricted cash - ending	$188,246	$30,633	$13,165	$188,246	$30,633	$13,165

Reconciliation to the unaudited interim condensed consolidated balance sheets
Cash and cash equivalents	$186,556	$30,003	$13,049	$186,556	$30,003	$13,049
Restricted cash	1,690	630	116	1,690	630	116
Total	$188,246	$30,633	$13,165	$188,246	$30,633	$13,165
Non-cash investing and financing activities
New leases under ASC 842 entered into during the period	$5,456	$1	$21	$5,871	$13	$21

BLADE AIR MOBILITY, INC.
SEATS FLOWN - ALL PASSENGER FLIGHTS
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	2020	2022	2021	2020
Seats flown – all passenger flights(1)	28,241	5,971	696	46,735	8,226	5,274
__________
(1) Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF REPORTED REVENUE TO PRO FORMA REVENUE
(in thousands except percentages, unaudited)

The following unaudited pro forma financial information presents what our revenue would have been had Trinity and the exclusive rights to Helijet International, Inc's scheduled passenger routes in Canada been acquired and purchased, respectively, on January 1, 2021.

Three months ended June 30
	Total	Short Distance	MediMobility Organ Transport	Jet and Other
Reported Revenue three months ended June 30, 2021	$12,951	$5,798	$1,550	$5,603
Impact of Trinity	5,669	—	5,669	—
Impact of Canada	390	390	—	—
Pro forma Revenue	$19,010	$6,188	$7,219	$5,603

Reported Revenue three months ended June 30, 2022	$35,633	$10,963	$17,249	$7,421
Pro forma change in revenue	87%	77%	139%	32%

Six months ended June 30
	Total	Short Distance	MediMobility Organ Transport	Jet and Other
Reported Revenue six months ended June 30, 2021	$22,224	$6,849	$2,885	$12,490
Impact of Trinity	9,995	—	9,995	—
Impact of Canada	828	828	—	—
Pro forma Revenue	$33,047	$7,677	$12,880	$12,490

Reported Revenue six months ended June 30, 2022	$62,263	$15,166	$29,924	$17,173
Pro forma change in revenue	88%	98%	132%	37%

BLADE AIR MOBILITY, INC.
DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

	Three Months Ended
As Reported(1)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022
Product Line:
Short Distance	$1,787	$692	$3,753	$2,210	$1,051	$5,798	$13,403	$6,255	$4,203	$10,963
MediMobility Organ Transport and Jet	4,588	2,573	4,333	5,444	7,727	6,423	6,543	17,976	22,115	24,238
Other	79	173	233	332	495	730	370	387	312	432
Total Revenue	$6,454	$3,438	$8,319	$7,986	$9,273	$12,951	$20,316	$24,618	$26,630	$35,633

	Three Months Ended
Realigned(2)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022
Product Line(2):
Short Distance	$1,846	$692	$3,753	$2,210	$1,051	$5,798	$13,403	$6,255	$4,203	$10,963
MediMobility Organ Transport	473	484	1,030	1,271	1,335	1,550	2,245	9,822	12,675	17,249
Jet and Other	4,135	2,262	3,536	4,505	6,887	5,603	4,668	8,541	9,752	7,421
Total Revenue	$6,454	$3,438	$8,319	$7,986	$9,273	$12,951	$20,316	$24,618	$26,630	$35,633
__________
(1) As reported disaggregated revenue by product line for each of the ten quarters leading up to the period ended June 30, 2022 reflects our former product lines and was previously disclosed in the company's filings with the SEC (except for the quarter ended June 30, 2022).
(2) "Realigned" disaggregated revenue by product line for each of the ten quarters leading up to the period ended June 30, 2022 reflects the changes in the Company's reportable product lines principally to include Jet products with Other, which was previously combined with MediMobility Organ Transport. The change was made as our MediMobility Organ Transport business has become a larger portion of total revenue. Prior period amounts have been updated to conform to current period presentation.

About Blade Air Mobility

Blade is a technology-powered, global air mobility platform committed to reducing travel friction by providing cost-effective air transportation alternatives to some of the most congested ground routes in the U.S. and abroad. Today, the Company predominantly uses helicopters and amphibious aircraft for its passenger routes and is also one of the largest air medical transporters of human organs for transplant in the world. Its asset-light model, coupled with its exclusive passenger terminal infrastructure, is designed to facilitate a seamless transition to Electric Vertical Aircraft (“EVA” or “eVTOL”), enabling lower cost air mobility to the public that is both quiet and emission-free.

For more information, visit www.blade.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Blade’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Blade’s estimated and future financial and operating performance, results of operations, business strategies and plans, customer behavior, competitive position, industry environment and growth opportunities, and the closing of acquisitions. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: the duration and severity of the COVID-19 pandemic, failure of the markets for our offerings to grow as expected, or at all; our ability to attract and retain customers and increase existing customer utilization rates; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology or the failure of such technology to deliver the expected results and cost savings; our ability to successfully enter new markets and launch new offerings; accidents or safety-related events involving small aircraft that create adverse publicity; the effects of competition; effects of pricing pressures; injuries to our reputation and brand; challenges to our ability to provide quality customer support at scale; events that cause decreases in our daily aircraft usage rates and flier utilization rates; shifts in customer preferences, discretionary spending and the ability of our customers to pay for our services; disruption of operations at the heliports and airports where our operations are concentrated; risks associated climate change, including potential increased impacts of severe weather and regulatory activity; the availability of aircraft fuel; technology system failures, defects, errors, or vulnerabilities and cyber-based attacks; our ability to receive favorable placements in mobile application marketplaces and effectively operate our mobile operating systems and applications; our ability to protect our intellectual property rights; risks related to our use of open source software; our ability to maintain and expand our facility and infrastructure network; our ability to obtain additional funding on acceptable terms, or at all; our ability to successfully navigate international expansion; our ability to identify, complete and successfully integrate acquisitions; our ability to manage future growth effectively; our ability or that of our third-party operators to obtain sufficient insurance at reasonable cost, or at all; the loss of key members of our management team; disruptions in the operations of our third-party operators, their failure to perform adequately, or their misuse of Blade-branded aircraft; the loss of our existing relationships with third-party operators or our inability to attract and retain qualified new operators to meet demand; disruptions or interference in our use of third-party web services; changes in our regulatory environment, including aviation law and FAA regulations; regulatory obstacles that may block our ability to offer our services in certain jurisdictions on a profitable basis, or at all; our ability to comply with privacy, data protection, consumer protections and environmental laws and regulations and changes to such laws and their interpretations; our ability to remediate any material weaknesses or maintain effective an effective system of disclosure controls and internal control over financial reporting; changes in the fair value of our warrants; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Press Contacts
For Media Relations
Lee Gold
press@blade.com

For Investor Relations
Ravi Jani
investors@blade.com
Source: Blade Air Mobility, Inc.